UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2016

Commission file no. 333-133184-12

Neiman Marcus Group LTD LLC

(Exact name of registrant as specified in its charter)

Delaware	20-3509435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Marcus Square 1618 Main Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 743-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On October 27, 2016, Neiman Marcus Group LTD LLC (the “Company”), Mariposa Intermediate Holdings LLC, each co-borrower and subsidiary loan party party thereto, each of the banks and other financial institutions party thereto as lenders and/or issuing banks and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, entered into that certain Second Amendment to Revolving Credit Agreement, which amends the Company’s existing Asset-Based Revolving Credit Facility, entered into as of October 25, 2013, to, among other things, (i) extend the maturity date of the Asset-Based Revolving Credit Facility from October 25, 2018 to July 25, 2021 (or July 25, 2020 if the Company’s obligations under its Senior Secured Term Loan Facility have not been repaid or the maturity date thereof has not been extended to October 25, 2021 or later); (ii) increase the interest rate margin applicable to any borrowings under the Asset-Based Revolving Credit Facility from a range of (a) LIBOR plus 1.25% to 1.75% (based on average historical excess availability under such facility) to a range of LIBOR plus 1.75% to 2.00% (based on average historical excess availability under such facility) for LIBOR borrowings, and (b) the base rate plus 0.25% to 0.75% (based on average historical excess availability under such facility) to a range of the base rate plus 0.75% to 1.00% (based on average historical excess availability under such facility) for base rate borrowings, in each case with 0.25% step downs based on senior secured first lien net leverage and (iii) increase the commitment fee under the Asset-Based Revolving Credit Facility from 0.25% per annum to a range of 0.25% to 0.375% per annum (based on utilization of such facility).

The foregoing description of the Amendment is qualified in its entirety by reference to the complete copy of that Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1

Second Amendment to Revolving Credit Agreement, dated as of October 27, 2016 among Neiman Marcus Group LTD LLC, as Borrower, Mariposa Intermediate Holdings LLC, as Holdings, each co-borrower and subsidiary loan party party thereto, each of the banks and other financial institutions party thereto as lenders and/or issuing banks and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS GROUP LTD LLC

Date: October 27, 2016	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Second Amendment to Revolving Credit Agreement, dated as of October 27, 2016 among Neiman Marcus Group LTD LLC, as Borrower, Mariposa Intermediate Holdings LLC, as Holdings, each co-borrower and subsidiary loan party party thereto, each of the banks and other financial institutions party thereto as lenders and/or issuing banks and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent.